Exhibit 99.1

PHAZAR CORP (symbol – ANTP) NASDAQ

PHAZAR CORP ANTENNA PRODUCTS

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

ANTENNA PRODUCTS A Division of PHAZAR CORP COMPANY HAS BEEN IN BUSINESS FOR 60+ YEARS COMPANY HAS BEEN MANUFACTURING ANTENNAS, TOWERS AND RELATED EQUIPMENT FOR 42+ YEARS ESTABLISHED GOVERNMENT SUPPLIER COMMERCIAL ANTENNA BUSINESS IS A RISING PERCENTAGE PRODUCTS IN SERVICE WORLDWIDE VERTICALLY INTEGRATED COMPANY DESIGN/R&D/MANUFACTURING/ TESTING/SUPPORT

FACILITIES 104,000 SQ FT. FACILITY 10 ACRES OF LAND MANUFACTURING ENGINEERING ADMINISTRATION

FACILITIES  23,000 SQ. FT. RANGE FACILITY 50 ACRES OF LAND TESTING/MODELING

ANTENNA PRODUCTS MAJOR PRODUCT LINES LARGEST SUPPLIER OF LOCALISER AND GLIDE SLOPE ANTENNAS FOR ILS HF ANTENNAS , ROTATABLE AND FIXED, FOR TACTICAL SYSTEMS VHF AND UHF ANTENNAS FOR FIXED INSTALLATIONS AND TACTICAL SYSTEMS SHIPBOARD HF, VHF AND UHF ANTENNAS AND TILT UNITS GUYED TOWERS UP TO 720 FT. AND RTR SELF SUPPORTING TOWERS TELESCOPING MASTS IN PNEUMATIC, PUSHUP, CRANKUP & MOTORIZED STYLES DAS (DISTRIBUTED ANTENNA SYSTEMS) FALL PREVENTION EQUIPMENT INCLUDING RAILS, SLEEVES & HARNESSES

HAARP GAKONA, ALASKA

We spend 10% of total revenues on R&D every year Approximately 30% of revenues in our most recent fiscal year (May 2010) came from products that didn’t exist four years ago i.e., products of the on-going R&D efforts. Emphasis on commercial markets Commercial sales have grown from <5% four years ago to 18% in Fiscal 2010. Should be 20-25% in Fiscal 2011. Two growth markets: Toll Toads DAS Antennas

TOLL BOOTH ANTENNA IN FLORIDA

Why DAS?

Micro-Cellular Evolution



Car phones
Cell phones
Smartphones
Universal Personal Communicator
Traffic/User
Technology requires large # of low cost sites
Capacity is key
Capacity Limited
Economics favors small # of macro sites
Capacity is not an issue
Coverage Limited
AMPS
1G Analog
GSM
2G Digital TDM
UMTS/HSPA
3G Digital CDMA
LTE/WiMAX
4G Digital OFDM
voice driven
data driven
cover only Small # large macro cells outdoor
Larger # macro cells; Indoor coverage w/ more power; Some micro in dense urban
Thin macro cell overlays Dense micro cell under lays DAS for large buildings
Microcells for outdoor; DAS & Pico for enterprise; femto for residential
User Density

Source: PCIA and ADC Telecommunication, Inc.

PHAZAR CORP

Decreasing Macro Cell Coverage Effectiveness Spectral efficiency of cellular has improved 20x But users have grown 15x usage has grown 4x users have moved from voice to requiring high speed data 200x bandwidth increase A single cell site that supports 150,000 pops in AMPS will only support 1500 pops in 4G Maximum cell sizes in urban areas will shrink from 5 miles to a 300 yd radius in 4G Micros and Picos will predominate 1G Analog AMPS 2G Digital TDM GSM 3G Digital CDMA UMTS/HSPA 4G Digital OFDM LTE/ WiMAX Low Demand for Capacity High Micro Size of Cell Site  Macro Source: PCIA and ADC Telecommunication, Inc.

FCC warns on spectrum crunch Oct 20, 2010.."the looming spectrum crunch set to impact the country's mobile broadband market" "outpacing our ability to keep up. If we don't act to update our spectrum policies for the 21st century, we're going to run into a wall - a spectrum crunch - that will stifle American innovation and economic growth and cost us the opportunity to lead the world in mobile communications" March 2010 - FCC calls for freeing up 500 MHz of spectrum for wireless services in next 10 years, including 300 MHz in next five years June 2010 - President's Executive Memorandum that 500 MHz of new spectrum be made available for mobile and fixed broadband use

US Mobile Broadband Forecast Projected 72x monthly increase in data consumption by 2015 (Terabytes) 2009 2010 2011 2012 2013 2014 2015 16 41 103 231 451 773 1,160 0 200 400 600 800 1000 1200 1400 Source: Credit Suisse, May 2010

Under the Phazar Antenna name we have developed a broad range of outdoor DAS Antennas

Phazar Antenna SINGLE, DUAL & QUAD ANTENNAS FOR DAS APPLICATIONS QUAD DUAL DUAL ON POST QUASI-OMNI or TRI-SECTOR

Phazar Antenna Multiple Band (DAS) Antennas 698-940 MHz (700 MHz) and 1710-2155 MHz Phazar Antenna Corp. has developed a broad range of outdoor DAS (Distributed Antenna Systems) antennas that allow carrier’s to rapidly increase capacity and deploy new spectrum in zoning challenged locations. The antennas can combine several different frequency bands to allow multiuser options and antenna placement on utility poles, street lights, lamp-posts and monopole structures. Special mounting features are offered to allow the antennas to be seamlessly added to the structures for ease of deployment and aesthetically pleasing appearance. The 700 MHz antenna (698-940 MHz) can cover both the lower and upper 700 MHz blocks of spectrum or the 850 MHz spectrum. The AWS antenna (1710-2155 MHz) can cover either the AWS spectrum or the PCS spectrum. The antenna combinations can support shared DAS applications for multiple carriers in areas that require additional capacity such as universities, stadiums, convention centers or special event venues. Outdoor DAS systems are becoming an increasingly important option for carriers to offer expanded services in major metropolitan areas. Phazar Antenna Corp. focuses on offering a broad range of antenna options in a single radome for maximum flexibility of wireless systems.

Phazar Antenna Dual Frequency, Multi-User Antennas 698-940 MHz and 1710-2155 MHz 2 or 4 antennas in one radome allows 2-4 individual carriers to access the same site. Producing better coverage in tower unfriendly areas.

DAS ANTENNAS

NYC “T0M” MOUNT

8” RADOME ON UTILITY POLE

CHAMELEON INSTALLATION